UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2015

Technical Communications Corporation
(Exact name of registrant as specified in its charter)
Massachusetts	001-34816	04-2295040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(978) 287-5100
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07           Submission of Matters to a Vote of Security Holders

On February 9, 2015, Technical Communications Corporation (the "Company") held its 2015 annual meeting of shareholders (the “Meeting”) at its executive offices in Concord, MA. Set forth below are the matters voted upon at the meeting and the voting results:

Proposal 1 - The Company’s shareholders voted to elect two Class III Directors to serve on the Board of Directors for a term of three years expiring at the 2018 Annual Meeting of  Stockholders. A summary of votes cast follows below:

Nominee	Votes for	Votes withheld

Carl H. Guild, Jr.	558,378	170,425
Thomas E. Peoples	560,853	167,950

There were 839,961 broker non-votes with respect to Proposal 1.

Proposal 2 - The Company's shareholders approved on an advisory, non-binding basis, the compensation of the Company's named executive officers as disclosed in the proxy statement for the Meeting, with 615,194 shares voting for and 66,589 shares voting against. There were 47,019 shares abstaining and 839,962 broker non-votes on this proposal.

Proposal 3 - The Company's shareholders voted to ratify the appointment of McGladrey, LLP as the Company's independent registered public accounting firm for the fiscal year ending October 3, 2015 with 1,474,013 shares voting for, 45,130 shares voting against, and 49,621 shares abstaining.

Item 9.01           Financial Statements and Exhibits.

a.   Financial statements of businesses acquired.  Not applicable.
b.  Pro forma financial information.  Not applicable.
c.  Shell company transactions.         Not applicable
d.  Exhibits. Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation

Dated:	February 11, 2015	By:	/s/ Carl H. Guild, Jr.
Carl H. Guild, Jr.
President and Chief Executive Officer